1 Snap One Reports Fiscal First Quarter 2023 Results First Quarter Highlighted by Industry Recognition and Focused Execution Company Raises Financial Outlook for 2023 CHARLOTTE, N.C. – May 9, 2023 – Snap One Holdings Corp. (Nasdaq: SNPO) (“Snap One,” the “Company,” “we,” or “our”), a provider of smart living products, services, and software to professional integrators, reported financial results for the fiscal first quarter ended March 31, 2023. Fiscal First Quarter 2023 and Recent Operational Highlights • Continued investment to maintain a clear leadership position in the professionally installed smart living industry o Awarded 14 2023 CE Pro ‘Quest for Quality’ awards across 22 categories included in its survey of professional integrators, reflecting the Company’s service excellence • Delivered on new product innovation and enhanced software platform capabilities o Launched exciting new solutions across outdoor audio and lighting, control, surveillance, and networking o Received two ‘Mark of Excellence’ awards at the 2023 Consumer Electronics Show • Expanded local branch presence with the opening of a Fort Myers, FL location, bringing the total number to 41 North American branches at the end of the quarter Management Commentary “Our team navigated an uncertain environment, including channel inventory destocking headwinds, and delivered improved bottom-line results, highlighting the resiliency of our business model and the integrator partners we serve,” said Snap One CEO John Heyman. “We remain focused on executing controllable strategies to grow our share of wallet with existing integrator partners and to drive expanded profitability. During the period, we took several meaningful steps in support of this plan including launching numerous exciting new products, opening an additional domestic branch, completing a strategic sales team optimization, and executing targeted marketing programs. We have also driven significant contribution margin rate expansion due to the cumulative impact of our price adjustments enacted in response to supply chain and input cost inflation, which has begun to ease. We remain on track with our operating margin expansion plan for the year.” Fiscal First Quarter 2023 Financial Results Results compare 2023 fiscal first quarter end (March 31, 2023) to 2022 fiscal first quarter end (April 1, 2022) unless otherwise indicated. The Company’s fiscal first quarter in both years reflects a 13-week period. Results are presented on an as reported basis, unless otherwise indicated. ● Net sales decreased 9.2% to $252.0 million from $277.4 million in the comparable year-ago period, primarily attributable to channel inventory destocking headwinds. ● Selling, general and administrative (SG&A) expenses increased 8.4% to $93.8 million (37.2% of net sales) from $86.5 million (31.2% of net sales) in the comparable year-ago period. As a percentage of net sales, SG&A increased due to a lower net sales base in the period compared to the year-ago period as well as due to increases in fair value adjustment to contingent value rights, equity-based compensation, and severance cost. ● Net loss increased to $14.5 million (-5.8% of net sales) compared to net loss of $2.3 million (-0.8% of net sales) in the comparable year-ago period.

2 ● Contribution margin, a non-GAAP measurement of operating performance reconciled below, increased 1.1% to $106.2 million (42.1% of net sales) from $105.1 million (37.9% of net sales) in the comparable year-ago period. ● Adjusted EBITDA, a non-GAAP measurement of operating performance reconciled below, decreased 3.9% to $22.7 million (9.0% of net sales) compared to $23.6 million (8.5% of net sales) in the comparable year-ago period. ● Adjusted net income, a non-GAAP measurement of operating performance reconciled below, decreased to $3.4 million (1.3% of net sales) from $10.7 million (3.9% of net sales) in the comparable year-ago period. ● Net cash used in operating activities totaled $2.6 million, compared to net cash used in operating activities of $23.0 million in the comparable year-ago period. ● As of March 31, 2023, cash and cash equivalents were $34.5 million, compared to $21.1 million at the end of fiscal year 2022. ● Free cash flow, a non-GAAP measurement of operating performance reconciled below, totaled $(11.8) million, compared to $(26.3) million in the comparable year-ago period. Stock Repurchase Program As of March 31, 2023, Snap One had repurchased 296,467 shares of its common stock for an aggregate amount of $3.1 million pursuant to the Company’s $25 million stock repurchase program authorization through the end of 2023. Fiscal 2023 Financial Outlook “Our full year 2023 outlook remains solid as we seek to move past the channel inventory destocking headwind, drive operating margin expansion, and enhance our liquidity position,” Heyman continued. “We are maintaining a pragmatic view of topline performance given the persistent macroeconomic uncertainty and channel inventory destocking headwind in the short-term. However, our recent performance provides us with improved visibility into our profitability outlook.” “With these factors in mind, we are tightening our full-year net sales and increasing our full-year adjusted EBITDA guidance ranges from our previously published outlook. We now expect our net sales in fiscal year ending December 29, 2023 to range between $1.06 billion and $1.09 billion. For fiscal 2023, we expect adjusted EBITDA1 to range between $110 million and $118 million which represents a 20 basis point improvement in adjusted EBITDA margin relative to our prior guidance. Overall, we remain confident in our 2023 outlook and the long-term opportunity for Snap One.” Supplemental Earnings Presentation The Company has posted a supplemental earnings presentation accompanying its fiscal first quarter 2023 results to the Events & Presentations section of its Investor Relations website, which can be found at investors.snapone.com. Conference Call 1 We have not reconciled the forward-looking adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

3 Snap One management will hold a conference call today, May 9, 2023 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results. Company CEO John Heyman and CFO Mike Carlet will host the call, followed by a question-and-answer period. Registration Link: Click here to register Please register online at least 10 minutes prior to the start time. If you have any difficulty with registration or connecting to the conference call, please contact Gateway Investor Relations at 949- 574-3860. The conference call will be broadcast live and available for replay here and via the Investor Relations section of Snap One's website. About Snap One As a leading distributor of smart living technology, Snap One empowers its vast network of professional integrators to deliver entertainment, connectivity, automation, and security solutions to residential and commercial end users worldwide. Snap One distributes an expansive portfolio of proprietary and third-party products through its intuitive online portal and local branch network, blending the benefits of e-commerce with the convenience of same-day pickup. The Company provides software, award-winning support, and digital workflow tools to help its integrator partners build thriving and profitable businesses. Additional information about Snap One can be found at snapone.com. Snap One intends to use its website as a means of disclosing material, non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of the Snap One website at investors.snapone.com. Accordingly, investors should monitor such portion of the website, in addition to following the Company’s press releases, Securities and Exchange Commission (“SEC”) filings and public conference calls and webcasts. Non-GAAP Financial Measures In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including contribution margin, adjusted EBITDA, adjusted net income, and free cash flow. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP. We use the following non- GAAP measures to help us monitor the performance of our business, measure our performance, identify trends affecting our business and assist us in making strategic decisions: Contribution margin, which is defined as net sales less cost of sales, exclusive of depreciation and amortization, divided by net sales. Adjusted EBITDA, which is defined as net loss, plus interest expense, income tax benefit, depreciation and amortization, other expense (income), net further adjusted to exclude equity-based compensation, acquisition- and integration-related costs and certain other non-recurring, non-core, infrequent or unusual charges as set forth in the reconciliation in this section below.

4 Adjusted net income, which is defined as net loss plus amortization further adjusted to exclude equity- based compensation, acquisition- and integration-related costs, IPO cost, expense related to interest rate cap and certain non-recurring, non-core, infrequent or unusual charges, including the estimated tax impacts of these adjustments as set forth in the reconciliation in this section below. Free cash flow, which is defined as net cash (used in) provided by operating activities less capital expenditures (which consist of purchases of property and equipment as well as purchases of information technology, software development and leasehold improvements). Contribution margin, adjusted EBITDA, adjusted net income and free cash flow are key measures used by management to understand and evaluate our financial performance, trends and generate future operating plans, make strategic decisions regarding the allocation of capital, and analyze investments in initiatives that are focused on cultivating new markets for our products and services. We believe contribution margin, adjusted EBITDA, adjusted net income and free cash flow are useful measurements for analysts, investors, and other interested parties to evaluate companies in our markets as they help identify underlying trends that could otherwise be masked by certain expenses that we do not consider indicative of our ongoing performance. Contribution margin, adjusted EBITDA, adjusted net income and free cash flow have limitations as analytical tools. These measures are not calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, contribution margin, adjusted EBITDA, adjusted net income and free cash flow may not be comparable to similarly titled metrics of other companies due to differences among the methods of calculation. Cautionary Statements Concerning Forward-Looking Statements Certain statements contained in this press release constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, which reflect our current views with respect to, among other things, our operations, earnings and financial performance, including our guidance for 2023. You can identify these forward- looking statements by the use of words such as “outlook,” “indicator,” “believes,” “project,” “forecast,” “targets,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to the risks related to our business and industry, risks related to our products, risks related to our manufacturing and supply chain, risks related to our distribution channels, risks related to laws and regulations, risks related to cybersecurity and privacy, risks related to intellectual property, risks related to our international operations, risks related to our indebtedness, risks related to interest rate and exchange rate volatility, risks related to our financial statements, risks related to our common stock, and other risks as described under the section entitled “Risk Factors” in our latest Annual Report on Form 10-K filed with the SEC, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-looking statements speak only as of the date of this report, and, except as required by law, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

5 Contacts Media: Danielle Karr Director, Public Relations & Events Danielle.Karr@SnapOne.com Investors: Tom Colton and Matt Glover Gateway Investor Relations 949-574-3860 IR@SnapOne.com -Financial Tables to Follow-

Snap One Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended	
	March 31, 2023	April 1, 2022
Net sales	$ 252,040	$ 277,434
Costs and expenses:		
Cost of sales, exclusive of depreciation and amortization	145,813	172,332
Selling, general and administrative expenses	93,797	86,527
Depreciation and amortization	15,202	14,889
Total costs and expenses	254,812	273,748
Income (loss) from operations	(2,772)	3,686
Other expenses (income):		
Interest expense	13,949	6,723
Other expense (income), net	827	(420)
Total other expenses	14,776	6,303
Loss before income taxes	(17,548)	(2,617)
Income tax benefit	(3,000)	(361)
Net loss	(14,548)	(2,256)
Net loss attributable to noncontrolling interest	—	(20)
Net loss attributable to Company	$ (14,548)	$ (2,236)
Net loss per share, basic and diluted	$ (0.19)	$ (0.03)
Weighted average shares outstanding, basic and diluted	75,291	74,464

6

snap one

Snap One Holdings Corp. and Subsidiaries
Condensed Consolidated Balance Sheets
(unaudited, in thousands, except par value)

	As of	
	March 31, 2023	December 30, 2022
Assets		
Current assets:		
Cash and cash equivalents	$ 34,452	$ 21,117
Accounts receivable, net	50,415	48,174
Inventories	313,555	314,588
Prepaid expenses	23,042	22,913
Other current assets	3,771	5,930
Total current assets	425,235	412,722
Long-term assets:		
Property and equipment, net	41,426	34,958
Goodwill	592,195	592,186
Other intangible assets, net	541,996	554,419
Operating lease right-of-use assets	51,541	54,041
Other assets	4,949	4,195
Total assets	$ 1,657,342	$ 1,652,521
Liabilities and stockholders' equity		
Current liabilities:		
Current maturities of long-term debt	$ 5,200	$ 5,063
Accounts payable	66,704	77,443
Accrued liabilities	64,255	64,605
Current operating lease liability	9,964	10,574
Current tax receivable agreement liability	23,195	10,191
Total current liabilities	169,318	167,876
Long-term liabilities:		
Revolving credit facility, net	48,876	10,800
Long-term debt, net of current portion	496,054	496,795
Deferred income tax liabilities, net	37,670	43,515
Operating lease liability, net of current portion	52,195	50,896
Tax receivable agreement liability, net of current portion	78,211	101,262
Other liabilities	25,641	24,206
Total liabilities	907,965	895,350
Commitments and contingencies (Note 14)		
Stockholders' equity:		
Common stock, $0.01 par value, 500,000 shares authorized; 75,252 shares issued and outstanding as of March 31, 2023 and 75,042 shares issued and outstanding at December 30, 2022	752	750
Preferred stock, $0.01 par value; 50,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	855,202	848,703
Accumulated deficit	(102,594)	(88,046)
Accumulated other comprehensive loss	(3,983)	(4,236)
Total stockholders' equity	749,377	757,171
Total liabilities and stockholders' equity	$ 1,657,342	$ 1,652,521

7

8 Snap One Holdings Corp. and Subsidiaries Condensed Consolidated Statements of Cash Flows (unaudited, in thousands) Cash flows from operating activities: Net loss $ (14,548) $ (2,256) Adjustments to reconcile net loss to net cash from operating activities: Depreciation and amortization 15,202 14,889 Amortization of debt issuance costs 772 458 Unrealized loss on interest rate cap 818 — Deferred income taxes (5,869) (2,965) Equity-based compensation 7,763 5,599 Non-cash operating lease expense 3,310 2,985 Bad debt expense 307 74 Fair value adjustment to contingent value rights 600 (2,800) Valuation adjustment to TRA liability 144 — Other, net 130 — Change in operating assets and liabilities: Accounts receivable (2,614) (2,804) Inventories 1,205 (25,032) Prepaid expenses and other assets 1,268 2,269 Accounts payable, accrued liabilities, and operating lease liabilities (11,118) (13,439) Net cash used in operating activities (2,630) (23,022) Cash flows from investing activities: Acquisition of business, net of cash acquired — (25,639) Purchases of property and equipment (9,164) (3,312) Issuance of notes receivable — (600) Other, net 39 30 Net cash used in investing activities (9,125) (29,521) Cash flows from financing activities: Payments on long-term debt (1,300) — Proceeds from revolving credit facility 38,000 37,000 Repurchase and retirement of common stock (293) — Payment of tax withholding obligation on settlement of equity awards (1,024) — Payments of tax receivable agreement (10,191) — Contingent consideration payments (250) — Net cash provided by financing activities 24,942 37,000 Effect of exchange rate changes on cash and cash equivalents 148 21 Net increase (decrease) in cash and cash equivalents 13,335 (15,522) Cash and cash equivalents at beginning of the period 21,117 40,577 Cash and cash equivalents at end of the period $ 34,452 $ 25,055 Supplementary cash flow information: Cash paid for interest $ 14,098 $ 7,710 Cash paid for taxes, net $ 969 $ 1,018 Noncash investing and financing activities: Capital expenditure in accounts payable $ 937 $ 305 Three Months Ended March 31, 2023 April 1, 2022

9 Snap One Holdings Corp. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (unaudited, in thousands) Net loss $ (14,548) $ (2,256) Interest expense 13,949 6,723 Income tax benefit (3,000) (361) Depreciation and amortization 15,202 14,889 Other expense (income), net 827 (420) Equity-based compensation 7,763 5,599 Acquisition and integration related costs (a) — 214 Compensation expense for payouts in lieu of TRA participation (b) 279 279 IT system transition costs (c) 133 — Deferred revenue purchase accounting adjustment (d) — 97 Fair value adjustment to contingent value rights (e) 600 (2,800) Deferred acquisition payments (f) 78 703 Severance cost (g) 1,276 — Other professional services costs (h) 38 837 Other (i) 75 87 Adjusted EBITDA $ 22,672 $ 23,591 March 31, April 1, Three Months Ended 2023 2022

10 Snap One Holdings Corp. and Subsidiaries Reconciliation of Net Loss to Adjusted Net Income (unaudited, in thousands) (a) Represents costs directly associated with acquisitions and acquisition-related integration activities. These costs also include certain restructuring costs (e.g., severance) and other third-party transaction advisory fees associated with planned and completed acquisitions. (b) Represents non-recurring expense related to payments to certain pre-IPO owners in lieu of their participation in the Tax Receivable Agreement (“TRA”). Management does not believe such costs are indicative of our ongoing operations as they are one-time awards specific to the establishment of the TRA. (c) Represents costs associated with the implementation of enterprise resource planning systems, customer resource management systems, and business intelligence systems as part of our initiative to modernize our IT infrastructure. (d) Represents an adjustment related to the fair value of deferred revenue related to the Control4 acquisition. (e) Represents noncash gains and losses recorded from fair value adjustments related to contingent value right (“CVR”) liabilities. Fair value adjustments related to CVR liabilities represent potential obligations to the prior sellers in conjunction with the acquisition of the Company by investment funds managed by Hellman & Friedman, LLC (“H&F”) in August 2017. (f) Represents expenses incurred related to deferred payments to employees associated with historical acquisitions. The deferred payments are cash retention awards for key personnel from the acquired companies and are expected to be paid to employees through 2023. Management does not believe such costs are indicative of our ongoing operations as they are one-time awards specific to acquisitions and are incremental to our typical compensation costs incurred and we do not expect such costs to be reflective of future increases in base compensation expense. Net loss $ (14,548) $ (2,256) Amortization 12,437 12,661 Equity-based compensation 7,763 5,599 Foreign currency gains (58) (179) Interest rate cap expense 818 — Acquisition and integration related costs (a) — 214 Compensation expense for payouts in lieu of TRA participation (b) 279 279 IT system transition costs (c) 133 — Deferred revenue purchase accounting adjustment (d) — 97 Fair value adjustment to contingent value rights (e) 600 (2,800) Deferred acquisition payments (f) 78 703 Severance cost (g) 1,276 — Other professional services costs (h) 38 837 Other (i) — 19 Income tax effect of adjustments (j) (5,450) (4,457) Adjusted Net Income $ 3,366 $ 10,717 March 31, April 1, Three Months Ended 2023 2022

11 (g) Severance cost associated with various restructuring actions such as warehouse relocation, departmental reorganization and focused reduction in workforce. (h) Represents professional service fees associated with the preparation for Sarbanes-Oxley (“SOX”) compliance, the implementation of new accounting standards and accounting for non-recurring transactions. (i) Represents non-recurring expenses related to consulting, restructuring, and other expenses which management believes are not representative of our operating performance. (j) Represents the tax impacts with respect to each adjustment noted above after taking into account the impact of permanent differences using the statutory tax rate related to the applicable federal and foreign jurisdictions and the blended state tax rate.

12 Snap One Holdings Corp. and Subsidiaries Contribution Margin (unaudited, in thousands) (a) Cost of sales for the three months ended March 31, 2023 and April 1, 2022, excludes depreciation and amortization of $15,202 and $14,889, respectively. Net sales $ 252,040 $ 277,434 Cost of sales, exclusive of depreciation and amortization (a) 145,813 172,332 Net sales less cost of sales, exclusive of depreciation and amortization $ 106,227 $ 105,102 Contribution Margin % % Three Months Ended March 31, April 1, 42.1 37.9 2023 2022

13 Snap One Holdings Corp. and Subsidiaries Free Cash Flow (unaudited, in thousands) Net cash used in operating activities $ (2,630) $ (23,022) Purchases of property and equipment (9,164) (3,312) Free Cash Flow $ (11,794) $ (26,334) Three Months Ended March 31, April 1, 2023 2022

14 Snap One Holdings Corp. and Subsidiaries Revenue by Geography (unaudited, in thousands) (a) Domestic integrators is defined as professional “do-it-for-me” integrator customers who transact with Snap One through a traditional integrator channel in the United States, excluding the impact of revenue earned by our Access Networks enterprise grade network solution business, a recently acquired business. (b) Domestic other is defined as Access Networks revenue and revenue generated through managed transactions with non-integrator customers, such as national accounts. (c) International consists of all integrators and distributors who transact with Snap One outside of the United States. Domestic integrators (a) $ 209,477 $ 225,406 Domestic other (b) 9,242 13,353 International (c) 33,321 38,675 Total $ 252,040 $ 277,434 March 31, April 1, 2023 2022 Three Months Ended

15 Snap One Holdings Corp. and Subsidiaries Revenue by Product Type (unaudited, in thousands) (a) Proprietary products consist of products and services internally developed by Snap One and sold under one of Snap One’s proprietary brands. (b) Third-party products consist of products that Snap One distributes but to which Snap One does not own the intellectual property. Proprietary products (a) $ 171,375 $ 187,797 Third-party products (b) 80,665 89,637 Total $ 252,040 $ 277,434 Three Months Ended March 31, April 1, 2023 2022